                                                            EXHBIT No. EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  January 15, 2004,  relating to the financial  statements and financial highlights which appears in the November 30,
2003 Annual Reports to  Shareholders  of the U.S. Small Cap Value Portfolio (one
of the portfolios  constituting  DFA Investment  Dimensions Group Inc.), and the
U.S.  Small  Cap  Value  Series  (one  of the  portfolios  constituting  The DFA
Investment  Trust  Company),  which are also  incorporated by reference into the
Registration  Statement.  We also  consent  to the  references  to us under  the headings "Financial  Highlights",  "Service Providers",  "Independent Registered
Certified   Public   Accounting   Firm"  and  "Financial   Statements"  in  such
Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
August 25, 2004